Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____,) pertaining to the (i) 1997 Equity Incentive Plan, (ii) 1997 Non-Employee Directors’ Stock Option Plan and (iii) Employee Stock Purchase Plan, of our report dated February 8, 2002, with respect to the consolidated financial statements of Gene Logic Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 1, 2002